Exhibit 10.15

FIRST MORTGAGE NOTE

ORP THREE L.L.C., a Maryland limited liability company

to

NEW YORK COMMUNITY BANK

Dated:  JUNE 30, 2008

Amount: $14,225,000.00

FOX ROTHSCHILD LLP

1301 ATLANTIC AVENUE, SUITE 400

ATLANTIC CITY, NJ  08401

FIRST MORTGAGE NOTE

U.S. $14,225,000.00

Denver, Colorado

(Face Amount)

 EFFECTIVE AS OF JUNE 30, 2008

1.

FOR VALUE RECEIVED, ORP THREE L.L.C., a limited liability company duly organized and existing under and by virtue of the laws of the State of Maryland, having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 (“Maker”) promises to pay to the order of NEW YORK COMMUNITY BANK, a New York state chartered banking institution duly organized and validly existing under and by virtue of the laws of the State of New York, having an office at One Jericho Plaza, Jericho, New York 11753 (“Payee”), at such offices, or such other place as the holder hereof may from time to time appoint in writing, or order, in lawful money of the United States of America, the principal sum of FOURTEEN MILLION TWO HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($14,225,000.00) (“Principal”), together with interest thereon, together with such charges, payments, expenses, taxes and fees accrued and unpaid or incurred that are the obligation of Maker to pay under the terms and conditions of this Note (hereinafter, the “Indebtedness”).

1.

(a)

The Maker shall pay interest in lawful money of the United States of America on the unpaid Principal at an initial interest rate of five and three-quarters percent (5.75%) per annum, from the Effective Date of this Note to and including the day immediately prior to the First Change Date, as hereinafter defined.  The interest rate shall be adjusted on July 1, 2010, being the first day of the first month after the second (2nd) anniversary date of the Effective Date of this Note (the “First Change Date”) and every year thereafter on the same date (the “Subsequent Change Dates”), with amortization to be revised based on the then remaining amortization period.  The interest rate change shall increase or decrease based upon the “Prime Rate” as published in the New York Times as of ninety (90) days prior to the First Change Date and each Subsequent Change Date, plus two and one-half percent (2.50%) (the “One-Year ARM Rate”).  In the event that more than one prime rate is listed, the highest rate shall prevail.  The Loan shall have a minimum interest rate of 5.75% and a maximum interest rate of 16.00%.  The Payee shall give the Maker notice of each new interest rate at least sixty (60) to seventy-five (75) days prior to the First Change Date and each of the Subsequent Change Dates.

(b)

Provided that the Maker meets the conditions set forth hereinbelow, the Maker shall have the option to fix the interest rate on the First Change Date for the remainder of the term, to a rate equal to the published weekly average yield for  Five (5) Year United States Treasury Notes having constant maturities as published in the Federal Reserve statistical release H.15 (519) as of ninety (90) days prior to the First Change Date, plus 275 basis points (the “Adjusted Fixed Rate”).  The Loan shall have a minimum interest rate of 5.75% and a maximum interest rate of 16.00%.   The Payee will notify Maker of the Adjusted Fixed Rate between sixty (60) and seventy-five (75) days prior to the First Change Date.

Maker's option to choose the Adjusted Fixed Rate is contingent upon the Maker's ability to meet the following conditions:  (i) Maker shall not have materially breached any of the terms and conditions of this Note or the Lien Instruments, as hereinafter defined, beyond any applicable grace period, during the first two (2) years of this Note, including but not limited to the obligations to make timely monthly payments hereunder; (ii) the Maker must exercise such option by written notice to Payee delivered at least thirty (30) days prior to the First Change Date; (iii) the Maker will pay to Payee (as a fee not to be credited against the outstanding principal balance) an amount equal to one percent (1.00%) of the outstanding principal balance as of the date of the exercise of the option; and (iv) the Maker agrees that the prepayment penalty schedule for the remaining five (5) years of the loan term shall be as set forth herein.

(c)

The Maker shall pay interest on the unpaid Principal from the Effective Date of this Note until the Indebtedness due hereunder or under the Lien Instruments, as hereinafter defined, has been paid in full.  The interest paid by the Maker shall be calculated on the basis of a 360-day year and thirty (30) day months.

2.

The words Maker and Payee include all makers and all payees, respectively, under this Note, their representatives, successors and assigns.  The Payee and any other holder of this Note may transfer this Note.  The word Payee includes the original Payee and anyone who takes this Note by transfer.

3.

(a)

On the date of this Note, Maker shall pay interest from the date of this Note until the last day of this month, inclusive, in the amount of TWO THOUSAND TWO HUNDRED SEVENTY-TWO DOLLARS AND FIVE CENTS ($2,272.05).

(b)

Thereafter, commencing on August 1, 2008, being the first day of the second full calendar month after the date hereof, and continuing through and including June 30, 2010 (the “Interest Only Termination Date”), unless the due date is accelerated, the Maker shall pay the interest only by making constant monthly payments in the amount of SIXTY-EIGHT THOUSAND ONE HUNDRED SIXTY-ONE DOLLARS AND FORTY-SIX CENTS ($68,161.46) (the “Initial Monthly Payments”) and the same amount on the first day of each and every month through and including the interest only payment due on July 1, 2010.

(c)

Thereafter, commencing on the First Change Date and continuing thereafter until Maturity, when all of the Principal and interest and any other charges are due, the Maker shall pay the Principal and interest by making constant monthly payments on the first day of each and every month, which constant monthly payments shall be based upon the applicable rate of interest to be determined pursuant to paragraph 1(a) or 1(b) of this Note.  The monthly payments of Principal and interest will change on the first day of the month after the First Change Date and each Subsequent Change Date to reflect the new interest rate and constant rate of principal payment.

Each monthly payment shall be used first to pay all accrued interest on the unpaid Principal, together with any and all sums, amounts, fees, charges and expenses accrued and unpaid or incurred, and the balance, if any, shall be applied in reduction of outstanding Principal.

This Note shall mature and be due and payable in full, together with all accrued but unpaid interest and any and all other charges due hereunder or pursuant to the Lien Instruments, as hereinafter defined, on the earlier of the following dates: (i) July 1, 2015; or (ii) at acceleration after default.  The earlier of said dates is referred to herein as “Maturity” or the “Maturity Date”.

(b)

In addition to the monthly payments of Principal and interest required pursuant to subparagraph 3(a) above, and in order to more fully protect the security of the Mortgage (as hereinafter defined), the Maker further agrees that upon the occurrence and continuance of an Event of Default hereunder or under any of the Loan Documents (as hereinafer defined), Payee reserves the right to require that Maker immediately begin to pay to the Payee, on each monthly installment date, a sum equal to one-twelfth (1/12th) of the amount, as estimated from time to time by the Payee, of the annual real estate taxes and assessments (the “Taxes or Impositions”) to become due as charges on or with respect to the Premises (as hereinafter defined) during the twelve (12) calendar months following the date of the first monthly installment due hereunder and during the twelve (12) calendar months following each anniversary of such date; and one twelfth (1/12th) of the amount of the annual insurance premiums for hazard, general liability, boiler and rent loss coverages (including flood insurance premiums, if applicable) and for any additional coverage included by the Maker in the policy provided by Maker pursuant to the terms of the Mortgage (as hereinafter defined) (the “Insurance Charges”, and together with the Taxes or Impositions, collectively referred to hereinafter as the “Carrying Charges”), which payment shall be known for the purposes hereof as the monthly payment to cover the Carrying Charges of the Premises, so that no later than one (1) month prior to the respective due dates for each of such Carrying Charges there shall be in the hands of the Payee amounts sufficient to pay such Carrying Charges in full.  Although each such monthly payment is to be in a lump sum, each component thereof may be held separately by the Payee, without interest, for, and applied only to, the particular item for which it was paid over by the Maker, unless the Payee in its sole discretion elects otherwise, or applicable law requires otherwise.  The Payee may require the Maker to pay other impositions affecting the Premises in a lump sum if the Payee shall deem it necessary to protect its interest.

In the event that Payee imposes upon Maker the requirement to pay the Carrying Charges as set forth above, then if, at any time prior to the due date of any particular item of such Carrying Charges the Payee calculates that there will not be in its hands one (1) month prior to such due date a sum sufficient for the payment of such item in full, the Maker upon demand shall pay the amount of any such deficiency to the Payee and upon failure of the Maker to pay such deficiency within ten (10) days of demand therefor, the unpaid balance of the Principal hereof, shall, at the option of the Payee, become immediately due and payable, notwithstanding that sums for the payment of other items of such Carrying Charges not yet due and payable may be in the hands of the Payee.

In the event that Payee imposes upon Maker the requirement to pay the Carrying Charges as set forth above, then any excess or unneeded funds paid hereunder may be refunded to the Maker at the sole discretion of the Payee, so long as all payments are current, and there is no Event of Default (as defined in the Deed of Trust) under this Note or any of the Loan Documents (as hereinafter defined), and provided, further, that there are no judgments or liens or income or other tax liens against the Maker or the Premises.

If there shall be an Event of Default hereunder resulting in a judicial sale of the Premises, or if the Payee acquires the Premises in any other way after an Event of Default, the Payee shall have the right to apply any balance then remaining in any said fund to cover such Carrying Charges against the balance of the Indebtedness then unpaid, or to the payment of any or all of such Carrying Charges without obligation to account therefor to the Maker.  Any funds deposited by the Maker pursuant to this Paragraph 3(b) will be deemed to have been pledged as additional security for the Indebtedness evidenced by this Note.

4.

(a)

During the first two (2) years of the term of this Note, Maker may prepay the Indebtedness in whole or in part without penalty upon thirty (30) days advance written notice to the Payee.

(b)

Upon the expiration of the second (2nd) year of this Note, in the event that the interest rate is adjusted to the One-Year ARM Rate in accordance with the provisions of paragraph 1(a) hereinabove, then Maker may prepay the Indebtedness in whole upon thirty (30) days advance written notice to the Payee at any time during the remaining term of this Note without any prepayment premium.

(c)

Upon the expiration of the second (2nd) year of this Note, in the event that the interest rate is adjusted to the Adjusted Fixed Rate in accordance with the provisions of paragraph 1(b) hereinabove, then Maker may prepay the Indebtedness in whole upon thirty (30) days advance written notice to the Payee provided that additionally there shall be paid as a premium for the privilege of so prepaying, an amount equal to the following:

(i)

Five percent (5%) of the outstanding Principal if prepayment occurs during the third (3rd) year of this Note;

(ii)

Four percent (4%) of the outstanding Principal if prepayment occurs during the fourth (4th) year of this Note;

(iii)

Three percent (3%) of the outstanding Principal if prepayment occurs during the fifth (5th) year of this Note;

(iv)

Two percent (2%) of the outstanding Principal if prepayment occurs during the sixth (6th) year of this Note; and

(v)

One percent (1%) of the outstanding Principal if prepayment occurs during the seventh (7th) year of this Note.

 (d)

For the purpose of calculating the prepayment premium as provided in this paragraph, the first (1st) year of this Note shall commence on the date of this Note and shall expire at 11:59 P.M. on the day prior to the first (1st) anniversary of the first (1st) day of the month after the month in which this Note is dated, unless this Note is dated the first (1st) day of the month, in which event the first (1st) year of this Note shall expire at 11:59 P.M. on the day prior to the first (1st) anniversary of the date of this Note.  Each year of this Note thereafter in succession shall commence on the expiration of the first (1st) year of this Note and on the annual anniversary of the day following the date of expiration of the first (1st) year of this Note, respectively; and the use of the term “month” shall refer to and mean a regular calendar month.  The above prepayment premium shall also be due and payable in the event of an acceleration of payment of the principal balance of this Note after an Event of Default pursuant to the terms of this Note or the Mortgage.

(e)

Notwithstanding the foregoing provisions of this paragraph 4, no prepayment premium shall apply to any involuntary prepayment of the Indebtedness made as a result of the application of condemnation or insurance proceeds.

5.

If Payee does not receive any regular monthly payment of interest by the fifteenth (15th) calendar day of such month, Maker will pay a late charge at the rate of four (4¢) cents for each dollar ($1.00) of the total monthly payments so overdue for the administrative cost and expense of handling such late payment.  Said late charge shall be immediately due and payable without demand by the Payee.

6.

As security for the payment of this Note, Maker has executed and delivered to Payee a certain First Mortgage and Security Agreement (the “Mortgage”), Assignment of Leases and Rents, and UCC Form 1 financing statements and other documents and instruments, all dated even date herewith and sometimes collectively referred to and known as the “Lien Instruments”.  The Lien Instruments are made by Maker to and for the benefit of Payee and encumber the real property, together with the buildings and improvements erected thereon, owned by the Maker and known as Raven Hill, located at 13000 Harriet Avenue South in the City of Burnsville, bearing Parcel ID #02-63100-010-01 on the Tax Map of the City of Burnsville, County of Dakota, State of Minnesota, all as more fully described in the Mortgage as Schedule A, and the personalty attached thereto and the rents and profits derived therefrom (the “Premises”).  This Note and the Lien Instruments are given in consideration of a loan by Payee to Maker in the amount of the Principal.

7.

The Maker shall remain liable for the payment of this Note in accordance with the terms hereof, including interest, notwithstanding any extension or extensions of time of payment, or any indulgence of any kind or nature that Payee may grant or permit to any subsequent owner of the encumbered Premises, whether with notice or without notice to the Maker; and the Maker hereby expressly waives such notice.

8.

Payee has the right to accelerate forthwith or thereafter, at its option, the payment of this Note and declare the entire Indebtedness due and payable immediately and in full if: (i) the Maker defaults in making any payment when due and such default continues for fifteen (15) days; or (ii) Maker fails to perform any of its promises or obligations or breaches any of its covenants made pursuant to this Note or the Lien Instruments beyond any applicable notice or cure period; and all of the covenants, agreements, terms and conditions of the Lien Instruments are hereby incorporated herein with the same force and effect as if fully set forth herein at length.  Each of the foregoing shall constitute an “Event of Default”.

9.

In the event:  (a)  the Payee retains counsel with respect to the enforcement of this Note, the Mortgage, the Lien Instruments, or any other document or instrument given to the Payee by the Maker (whether or not an action or proceeding is commenced); or (b) any action or proceeding is commenced to which action or proceeding the Payee is made a party or in which it becomes necessary to defend or uphold the lien of the Mortgage, then, in any such event, all sums incurred by the Payee, including without limitation, reasonable attorneys' fees, costs, disbursements and allowances (collectively, the “Payee’s Disbursements”) shall accrue interest at the rate then in effect under this Note and shall be paid by Maker within thirty (30) days following notice from Payee.  In the event Maker fails to repay any and all Payee’s Disbursements within the aforementioned 30-day period, such Payee’s Disbursements shall bear interest at the rate established in Paragraph 10 of this Note, and any such Payee’s Disbursements and the interest thereon shall be a lien on said Premises, prior to any right, title to, interest in or claim upon the Premises attaching or accruing subsequent to the lien of the Mortgage which secures this Note.  The Payee's failure to accelerate for any cause shall not be deemed a waiver nor shall it prevent Payee from doing so for a later or another cause.

10.

If Payee declares acceleration in accordance with the terms of this Note or any of the Lien Instruments or institutes legal proceedings to enforce this Note and Payee's rights pursuant thereto, or to foreclose the lien of the Mortgage, or if the final payment due Payee hereunder is not paid within fifteen (15) days of the Maturity Date (as extended, if applicable), Maker agrees that interest shall accrue from the date of said Event of Default or Defaults (notwithstanding that the date of acceleration or notice may be later than the date of the Event of Default) at the rate per annum of twenty percent (20.00%), but in no event in excess of the applicable usury rate with respect to Maker (“Default Rate”), until said Event of Default is corrected or the Indebtedness is paid in full (including after entry of final judgment and so long as any portion of the judgment remains unpaid).  Interest at the Default Rate shall also apply to any advances made by Payee to preserve and protect the security of the Mortgage and any fees and/or expenses as described in Paragraph 9 of this Note.  If, upon acceleration, the Default Rate is in excess of the applicable usury rate, then, in that event, the rate of interest shall be automatically reduced to the maximum permissible rate applicable to Maker and any sums which might have been paid at a rate in excess of the maximum permissible rate shall be deemed to have been paid in error and shall automatically be applied in reduction of the outstanding Principal.

11.

Payee shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by an authorized officer of Payee and then only to the extent specifically set forth therein; a waiver on one occasion shall not be construed as continuing or as a bar to or waiver of such right or remedy on any other occasion.  All remedies conferred upon Payee by this Note, the Mortgage or any other Lien Instrument or agreement connected herewith or related hereto shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at Payee's option.

12.

Maker and every person at any time liable for the payment of the Indebtedness evidenced by this Note waives: (i) Presentment for payment; (ii) Notice of dishonor for non-payment; (iii) Protest and notice of protest relating to, or connected with, this Note or any Lien Instrument given as security therefor, and consents that Payee may extend the time of payment of any part or the whole of the Indebtedness at any time at the request of any other person liable.

13.

This Note cannot be changed except in writing signed by the Maker and the Payee.

14.

Notwithstanding any provision herein or in any instrument now or hereafter securing this Note, the total liability for payments in the nature of interest shall not exceed the limits now imposed by the usury laws of the State where the Premises is located.  In the event that any interest paid by Maker exceeds the usury ceiling applicable to Maker then that portion of the amount received which exceeds the maximum permissible amount applicable to Maker shall be deemed to have been paid in error and automatically applied in reduction of Principal.

15.

Should this Note be made by more than one person, firm, company or corporation, or combination thereof, all of the obligations herein contained shall be considered joint and several obligations of each signer hereof.  In such case, the liability of each Maker shall be absolute and unconditional and without regard to the liability of any other party hereto.  The singular shall also mean plural, and vice versa, and masculine shall also mean feminine or neuter, and vice versa, as the context and case of this Note may require.

16.

This Note and the Lien Instruments given pursuant hereto shall be construed in accordance with and governed by the laws of the State where the Premises is located, notwithstanding any rules regarding the conflicts of laws.

17.

Any part of this Note being contrary to the laws of the State where the Premises is located or any other State having jurisdiction shall not invalidate the other parts of this Note.  If any provision of this Note is determined to be in violation of any applicable law, or otherwise determined to be invalid and unenforceable, it shall automatically be severed from the remaining terms of this Note which shall be read without such invalid or violative provision, and the remaining terms shall continue in full force and effect.

18.

The Maker waives the right to interpose counterclaims or setoffs of any kind or description in any litigation arising hereunder and hereby acknowledges that this Note and Maker's obligations hereunder shall at all times continue to be absolute and unconditional in all respects.  THE MAKER WAIVES THE RIGHT TO TRIAL BY JURY AND THE RIGHT TO ASSERT AFFIRMATIVE DEFENSES RELATING TO ANY STATUTES OF LIMITATIONS OR LACHES IN ANY LITIGATION IN WHICH IT AND THE PAYEE ARE ADVERSE PARTIES.

19.

All notices hereunder shall be in writing and shall be sufficiently given for all purposes when sent by regular first class mail to any party hereto at its address on the cover page or at such other address of which it shall have notified the party giving such notice in writing in accordance with the foregoing requirements.  Any such notice shall be deemed effective upon the date it is mailed.

20.

Upon any sale, transfer or conveyance of all or any part of the Premises, or any interest therein, the Payee may accelerate the payment of the entire Indebtedness, and demand immediate payment thereof in full.  Further, it is agreed as follows:  (a) the ownership, control and management of the managing member of the Maker, ORP CORPORATION III, a Maryland corporation (the “Managing Member”), by OXFORD RESIDENTIAL PROPERTIES I LIMITED PARTNERSHIP, a Delaware limited partnership (“Oxford”) is a material inducement to the Payee to make the loan evidenced by this Note; (b) the ownership, control and management of Oxford by AIMCO-BETHESDA HOLDINGS, INC.,, a Delaware corporation (“Aimco/Bethesda”) is a material inducement to the Payee to make the loan evidenced by this Note; (c) the ownership, control and management of Aimco/Bethesda by AIMCO PROPERTIES, L.P., a Delaware limited partnership (“AIMCO Properties”) is a material inducement to the Payee to make the loan evidenced by this Note; (d) the ultimate control and management of AIMCO Properties by APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland real estate investment trust (“AIMCO”) is a material inducement to the Payee to make the loan evidenced by this Note; and (e) the control and management of Maker, the Managing Member, Oxford, Aimco/Bethesda and of AIMCO Properties by others, who or which do not, in the Payee's sole and absolute opinion, possess the business and managerial acumen or experience of AIMCO, will seriously endanger the status of the Premises and the security represented by the Mortgage.  Accordingly, the entire Indebtedness shall become immediately due and payable at the option of the Payee at any time control, management, or operation of any of the Maker, the Managing Member, Oxford, Aimco/Bethesda,  or of AIMCO Properties is transferred to any individual(s) or entity(ies) other than AIMCO.

Notwithstanding the foregoing, provided that: (a) the loan is not in default, declared or undeclared; (b) AIMCO retains at least a ten percent (10%) ownership interest in the Maker and in AIMCO Properties; (c) AIMCO retains full management control of the Premises, then transfers of interests in Maker, the Managing Member, Oxford, Aimco/Bethesda or in AIMCO Properties shall be permitted without the prior consent of the Payee, including a joint venture of the Premises between Maker and an institutional lender.

Transfer of the Premises to a corporation formed for the purpose of cooperative ownership shall be absolutely prohibited.

A pledge of the ownership interests of Maker as collateral security for any other debt to any other lender shall be absolutely prohibited.

21.

If any of the following events occur with respect to the Maker or any other party primarily or secondarily liable for any of the Maker's obligations to Payee, present or future, or with respect to any general partner(s), shareholder(s) or member(s) of the Maker (collectively with the Maker hereafter in this paragraph referred to as “them”) to wit: dissolution; liquidation; insolvency; assignment for the benefit of creditors; calling a meeting of creditors; appointment of a committee of creditors or liquidating agent; offer to a composition or extension to creditors; making, or sending notice of, a bulk sale other than in the ordinary course of business; commencement of any proceeding, suit or action (at law or in equity, or under any of the provisions of the Bankruptcy Code, as amended) for reorganization, composition, extension, arrangement, wage earner plan, receivership, liquidation or dissolution, by or against any of them; appointment of, or application for, a receiver, conservator, rehabilitator or similar officer or committee for any of them or any property of any of them; commencement of any proceedings supplementary to execution relating to any judgment rendered against them, then all obligations to the Payee, including this Note, although otherwise unmatured or contingent, shall forthwith become absolute and due and payable without any notice or demand whatsoever, at the Default Rate defined herein.

22.

The Maker consents to the personal jurisdiction of the courts of the state where the Premises is located, and consents that it may be served with process within or without said state as though it were a domiciliary, and according to the laws of said state, in any action or proceeding involving the Payee and the Maker.  IN ANY ACTION OR PROCEEDING INVOLVING THE MAKER AND THE PAYEE, THE MAKER HEREBY WAIVES: (I) ANY AND ALL RIGHT TO A TRIAL BY JURY; AND (II) ANY AND ALL RIGHT TO ASSERT AFFIRMATIVE DEFENSES RELATING TO ANY STATUTES OF LIMITATIONS OR CLAIMS OF LACHES.

23.

Maker represents and warrants that it is a duly organized and existing entity as described in Paragraph 1 of this Note and is authorized to do business in the State where the Premises is located.  Maker further represents that Maker has full power, authority and legal right to execute and deliver this Note, and that the Indebtedness hereunder constitutes a valid and binding obligation of Maker.

24.

The Payee agrees that the promise of the Maker contained in this Note to pay the Indebtedness, is included herein for the sole purpose of establishing the existence of the Indebtedness, that the Payee's source of satisfaction of the Indebtedness shall be limited to the Premises, the rents, issues and profits derived therefrom, whether collected or uncollected, the improvements and the rights in condemnation awards, or eminent domain awards, and insurance policies or proceeds therein described, that the Payee will not seek to enforce out of any other assets of the Maker or any party constituting the Maker any judgment for any sum of money which is or may be payable under this Note or the Mortgage or for the performance of any of the obligations of the Maker under the Note or the Mortgage, or for any deficiency remaining after foreclosure of the Mortgage; provided, however, that nothing herein contained shall be deemed to be a release from payment of the Indebtedness, or of the security therefor intended by the Mortgage or any of the Lien Instruments, or shall preclude the Payee from foreclosing the Mortgage in case of any default under the Mortgage or the Note, or from enforcing any of its rights under the Mortgage, including but not limited to, obtaining the appointment of a receiver or putting into effect the assignment of leases and rents, issues and profits contained in the Mortgage or any collateral assignment of leases and/or rents.  Notwithstanding the foregoing, the terms of this paragraph shall automatically terminate, and be deemed null and void and of no further force or effect if: (i) the Maker or owner of the Premises intentionally impairs the value of the Premises or jeopardizes the adequacy of the security created by the Mortgage; or (ii) the Maker or owner of the Premises encumbers the Premises with a subordinate mortgage prohibited by the terms of this Note or the Mortgage; or (iii) noxious, toxic, hazardous or environmentally unsound materials, substances or waste, are now or hereafter buried, stored, used, placed, incorporated or generated in or on the Premises; (iv) fraud is committed by the Maker, or any of its principals (if Maker is not a natural person), against the Payee in the application for the loan evidenced by this Note; or (v) the Maker misappropriates any rent or uses any rent other than in connection with the Premises; or (vi) the Maker misappropriates the proceeds of insurance or condemnation other than as required by the Mortgage or this Note; or (vii) the Maker misappropriates security deposits held by the Payee pursuant to Leases; or (viii) the Payee incurs any cost for the removal of any asbestos, which under existing law is or under future law may be required to be removed from the Premises.  With respect to the foregoing items (i) through (viii), recourse shall be limited to the actual damages suffered by the Payee.

25.

Relief From Bankruptcy Stay.  Maker agrees that, in the event that Maker or any of the persons or parties constituting Maker shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the United States Bankruptcy Code, as amended (“Bankruptcy Code”), (ii) be the subject of any order for relief issued under the Bankruptcy Code, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future relief for debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator, or (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or relief for debtors, Payee shall thereupon be entitled and Maker irrevocably consents to immediate and unconditional relief from any automatic stay imposed by Section 362 of the Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Payee as provided for herein, in the Mortgage, or in any of the other loan documents delivered in connection herewith, and as otherwise provided by law, and Maker hereby irrevocably waives any right to object to such relief and will not contest any motion by Payee seeking relief from the automatic stay.

26.

Limitation of Liability.

No claim may be made by Maker, any specified person or any other person, against Payee or the affiliates, directors, officers, employees, attorneys or agents of Payee, for any special, indirect or consequential damages or, to the fullest extent permitted by law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to this Note or any of the Lien Instruments or the transactions contemplated hereby or thereby, or any act, omission or event occurring in connection herewith or therewith, and Maker (for itself and on behalf of each specified person) hereby waives, releases and agrees never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises, and whether or not it is now known or suspected to exist in its favor.

27.

Anti-Terrorism Laws.

The Maker represents and warrants to the Payee that none of the Credit Parties, their Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by the Loan Documents is: (i) in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, (iii) a Blocked Person, or is controlled by a Blocked Person, (iv) acting or will act for or on behalf of a Blocked Person, (v) associated with, or will become associated with, a Blocked Person or (vi) providing, or will provide, material, financial or technological support or other services to or in support of acts of terrorism of a Blocked Person.  No Credit Party nor, to the knowledge of any Credit Party, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by the Loan Documents: (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

“Affiliate” means with respect to any Person (i) any Person that directly or indirectly controls such Person, (ii) any Person which is controlled by or is under common control with such controlling Person, (iii) each of such Person’s officers or directors (or Persons functioning in substantially similar roles) (other than, with respect to the Payee, the Payee’s officers or directors or Persons functioning in substantially similar roles).  As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to vote five percent (5%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.

“Blocked Person” means any Person:  (i) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (iii) a Person with which the Mortgagee is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (v) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Credit Party” means the Maker and any subsidiary of the Maker, whether now existing or hereafter acquired or formed; and “Credit Parties” means all such Persons, collectively.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.

“Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, guidances, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Person” means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

28.

Re-inspection of Premises.

Payee reserves the right to re-inspect the Premises annually, the fee for  which re-inspection shall be $1,750.00 per re-inspection and which shall be paid by Maker.  By execution hereof, Maker acknowledges that it is bound to pay Payee’s re-inspection fee.

The Maker agrees to the terms of this Note by signing below.  If the Maker is a corporation, this Note is executed by a duly authorized officer.  If the Maker is a partnership, this Note is executed by a duly authorized general partner.  If the Maker is a limited liability company, this Note is executed by a duly authorized member.

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